UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
April 18, 2008

BIOSANTE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

(847) 478-0500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 18, 2008, BioSante Pharmaceuticals, Inc. entered into a Sixth Amendment to the Lease with LaSalle Bank National Association, as successor trustee to American National Bank and Trust Company of Chicago, effective as of April 18, 2008.  The Sixth Amendment amends the Lease, dated as of December 19, 2003, as amended, between BioSante and LaSalle Bank National Association.  The Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by this reference.

The Amendment, among other things,

•	increases the amount of leased office space from approximately 6,800 square feet of office space to approximately 12,000 square feet;

•	extends the term of the Lease, as amended, from March 21, 2009 to April 30, 2009;

•
increases the annual base rent in (i) 2008 to approximately $159,000; (ii) 2009 from approximately $93,500 to approximately $165,000 and (iii) 2010 from approximately $97,000 to approximately $171,000; and

•	sets terms on the payment of work to be done on the premises by the landlord.

 Section 9  —  Financial Statements and Exhibits

Item 9.01                Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
10.1
Sixth Amendment to Lease dated as of April 18, 2008 by and between BioSante Pharmaceuticals, Inc. and LaSalle Bank National Association, as successor trustee to American National Bank and Trust Company of Chicago

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

By: /s/ Phillip B. Donenberg
Phillip B. Donenberg
Chief Financial Officer, Treasurer and Secretary

Dated:   April 21, 2008

BIOSANTE PHARMACEUTICALS, INC.
FORM 8-K
EXHIBIT INDEX
Exhibit No.                                Description

10.1
Sixth Amendment to Lease dated as of April 18, 2008 by and between BioSante Pharmaceuticals, Inc. and LaSalle Bank National Association, as successor trustee to American National Bank and Trust Company of Chicago